Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
3D Systems Corporation
Rock Hill, South Carolina

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-123227, 333-83680, 333-62776, 333-79767, 333-11865 and 333-115642 on Form S-8 and Registration Statement No. 333-165053 on Form S-3 of 3D Systems Corporation of our reports dated February 17, 2011, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of 3D Systems Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/  BDO USA, LLP
BDO USA, LLP
Charlotte, North Carolina
February 17, 2011